UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 3, 2009

HOMELAND SECURITY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7920 Beltline Road, Suite 770, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (972) 386-6667

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

 On July 3, 2009 we entered into a  Strategic Alliance Agreement, or the Agreement with  SureWater Solutions LLC; o de to be the developer, manufacturer and distribution on an exclusive basis of our Mobile Pure Water Station Water Treatment System in accordance with the provisions the Agreement.

In consideration of the mutual covenants and agreements of the Parties contained herein, SureWater agrees to:  (i) sell the inventions as defined in the Agreement for our purchase price; (ii) pay us a licensing fee of two percent (2%) of the retail sales price (but not more than fifteen percent (15%) of the difference between the retail sales price and the cost of goods sold on any single transaction) with respect to any invention as defined in the Agreement or derivative work sold by SureWater to any party other than us; and  (iii) pay us for all chemicals purchased in any calendar month no later than the 15th day of the following month or on the next business day if the 15th day of a month is a Saturday, Sunday, or holiday.

The material terms of the Strategic Alliance Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Strategic Alliance between Global Ecology Corporation (FKA Homeland Security Network) and SureWater Solutions, LLC dated July 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homeland Security Network, Inc.
(Registrant)

Date	July 12, 2009

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer